U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------
                                   PACEL CORP.
             (Exact Name of Registrant as Specified in Its Charter)



                                    VIRGINIA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   54-1712558
                                (I.R.S. Employer
                               Identification No.)

                           8870 RIXLEW LANE, SUITE 201
                          MANASSA, VIRGINIA 20109-3795
          (Address of Principal Executive Offices, Including Zip Code)
                               -------------------

                              Consulting Agreement
                            (Full Title of the Plan)
                              --------------------

                                David E. Calkins
                           8870 Rixlew Lane, Suite 201
                          Manassas, Virginia 20109-3795
                                 (703) 257-4759
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                              Robert S. Luce, Esq.,
                            399 Quentin Road, Suite A
                            Palatine, Illinois 60067
                                 (847) 776-9729

Title of Securities   Amount to be   Proposed Maximum                 Proposed Maximum     Amount
To be Registered      Registered     Offering Price per Share (1)     Aggregate Offering    of
                                                                      Price                Regis-
                                                                                           tration
                                                                                           Fee
----------------     -----------    ------------------------          --------------- -----------------
Common Stock
no par value (2)     25,000,000       $   0.01                        $ 55,000            $13.75
-----------------    -----------    ------------------------          --------------- -----------------

(1)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing price as reported by the NASDAQ
      Over-the-Counter Bulletin Board on October 24, 2001.

(2)   Represents 25,000,000 shares of Common Stock to be issued to a consultant.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information concerning the Agreement between Pacel Corp. ("Pacel" or "Registrant") and Sara Wetzel required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as a prospectuses or prospectus supplements pursuant to Rule 424. Pacel will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Pacel shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are hereby incorporated by reference in this Registration Statement:

(i)   The Registrant's Annual Report for the fiscal year ended
      December 31, 2000 on Form 10-KSB filed with the Commission on April 2, 2001.



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



      (ii) The Registrant's Quarterly Report for the quarter ended June 30, 2001 on Form 10-QSB filed with the Commission on August 20, 2001.

      (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Robert S. Luce, Esq., but only with respect to the matters relating to this Form S-8 Registration Statement.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation Laws of the State of Virginia and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

The Shares are to be issued for advisory services rendered. These sales are made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8     EXHIBITS.

3.1 Articles of Incorporation of the Registrant, as amended (incorporated by reference).

3.2        Bylaws of the Registrant (incorporated by reference).

5.1        Opinion of Robert S. Luce, Esq.

10.1       Agreement between Pacel and Sara Wetzel, dated September 28, 2001.

23.1       Consent of Robert S. Luce, Esq., (included in Exhibit 5.1).

23.2       Consent of Peter C. Cosmas Co., Independent Certified Public
           Accountants.

ITEM 9.    UNDERTAKINGS

(a)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) (1)(I) and (a) (1)
           (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



                                      - 3 -

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
           Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.














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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manassas, State of Virginia, on October 24, 2001.

Pacel Corp.

/S/ DAVID E. CALKINS
--------------------
By:        David E. Calkins
Its:       President & CEO,
           Chairman of the Board
           Dated: October 24, 2001

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/S/ DAVID E. CALKINS
--------------------
By:        David E. Calkins
Its:       President & CEO, Chairman of the Board
           (Principal Executive and Financial Officer)
           Dated: October 24, 2001

/S/        COREY M. LACROSS
---------------------------
By:        Corey M. LaCross
Its:       Director, Secretary and Treasurer
           Dated: October 24, 2001

/S/        F. KAY CALKINS
-------------------------
By:        F. Kay Calkins
Its:       Director, Secretary and Treasurer
           Dated: October 24, 2001

/S/        KEITH P. HICKS
-------------------------
By:        Keith P. Hicks
Its:       Director
           Dated: October 24, 2001







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